Exhibit 4.15

INCODE TELECOM GROUP, INC.

SUB-PLAN FOR UK EMPLOYEES

1.	The purpose of this Sub-Plan is to provide incentive for UK tax resident employees of inCode Telecom, Inc., its subsidiaries and branches through the grant of options over Common Stock.

2.	This Sub-Plan is governed by the inCode Telecom Group, Inc. 2001 Stock Option Plan (the “Plan”) and all its provisions shall be identical to those of the Plan and where appropriate “Plan” should be read as “Sub-Plan” SAVE THAT the following sections shall be as stated in this Sub-Plan in order to accommodate the specific requirements of UK law.

Section 1 shall be amended as follows:

1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and to promote the success of the Company’s business. Options granted under the Sub-Plan shall be Nonstatutory Stock Options and shall be taxed as UK unapproved options.

Section 5 shall be amended as follows:

5. Eligibility. Nonstatutory Stock Options may only be granted to Employees.

Section 7 shall be amended as follows:

7. Term of Plan. The Sub-Plan shall become effective upon its adoption by the Board. Unless sooner terminated under Section 14, it shall continue in effect until the earlier of its termination by the Board or the termination of the Plan.

INCODE TELECOM GROUP, INC.

UK SUB-PLAN OF THE 2001 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the UK Sub-Plan of the 2001 Stock Option Plan shall have the same defined meanings in this Stock Option Agreement.

I.	NOTICE OF STOCK OPTION GRANT

Name: <<First_Name>> <<Last_Name>>

Address:

<<Address>>

<<City>> <<State>> <<Zip>>

<<Country>>

The undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Sub-Plan and this Option Agreement, as follows:

Grant Number

Date of Grant	<<GrantNo>>

Vesting Commencement Date	<<VestingStart>>

Exercise Price per Share	$

Total Number of Shares Granted	<<Shares>>

Total Exercise Price	$<<Total>>

Type of Option:	☒ Nonstatutory Stock Option (UK Unapproved Option)

Term/Expiration Date:

Vesting Schedule:

This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and  1/48 of the Shares subject to the Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date, subject to Optionee continuing to be an Employee on such dates.

Notwithstanding the foregoing and anything contrary in the Sub-Plan, to the extent the successor corporation in a merger or Change in Control refuses to assume or substitute for this Option, then the Optionee shall fully vest in and have the right to exercise this Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If this Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Optionee in writing or electronically that this Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and this Option shall terminate upon the expiration of such period.

Termination Period:

This Option shall be exercisable for three (3) months after Optionee ceases to be an Employee. Upon Optionee’s death or Disability, this Option may be exercised for one (1) year after Optionee ceases to be an Employee. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above.

II.	AGREEMENT

1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), and subject to the terms and conditions of the Sub-Plan and the Joint Election (as defined in section 11), which are incorporated herein by reference. Subject to Section 14(c) of the Sub-Plan, in the event of a conflict between the terms and conditions of the Sub-Plan and this Option Agreement, the terms and conditions of the Sub-Plan shall prevail SAVE THAT in respect of (a) any payment or other matter relating to the Option Tax Liability (as defined in section 10 of this Option Agreement) the terms of this Option Agreement shall prevail; and (b) in respect of any Employer’s NICs, the terms of the Joint Election shall prevail.

2. Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Sub-Plan, this Option Agreement and the Joint Election.

(b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise, Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. The Exercise Notice shall be accompanied by an executed Section 431 election in the form attached as Exhibit B or such other form as the UK Inland Revenue may determine from time to time (“Section 431 Election”). This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price and the Section 431 Election.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3. Optionee’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit C.

4. Lock-Up Period. Optionee hereby agrees that Optionee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Optionee (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the date of the final prospectus used in such registration of the Company; provided that:

(a) such agreement shall apply only to the first public offering of the Company’s Common Stock subject to a firm underwriting commitment;

(b) such agreement shall not apply to any shares of Common Stock (or other securities) purchased in such public offering or purchased in the open market following such public offering; and

(c) all officers and directors of the Company who hold capital stock of the Company enter into similar agreements.

Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Optionee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Optionee agrees that any transferee of any Option shall be bound by this Section 4.

5. Method of Payment.

(a) Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(i) cash or check;

(ii) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Sub-Plan; or

(iii) surrender of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

(b) Payment of the liability for employer’s NICs shall be payable in accordance with the terms of the Joint Election.

6. Restrictions on Exercise. This Option may not be exercised until such time as the Sub-Plan has been approved by the Board, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

7. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Sub-Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Sub-Plan and the terms of this Option.

9. Tax Consequences. The Optionee should obtain advice from an appropriate independent professional adviser in relation to the United Kingdom taxation implications of the grant, exercise, assignment, release, cancellation or any other disposal of the Option (the “Trigger Event”) pursuant to the Sub-Plan and on any subsequent sale of the Shares. The Optionee should also take advice in respect of the United Kingdom taxation indemnity provisions comprising Sections l0a and 10b below.

10. Optionee’s Taxation Indemnity.

(a) To the extent permitted by law, the Optionee hereby agrees to indemnify and keep indemnified the Company and the Company as trustee for and on behalf of any related corporation, in respect of any liability or obligation of the Company and/or any related corporation to account for income tax (under PAYE) or any other taxation provisions and primary class 1 National Insurance Contributions (“NICs”) in the United Kingdom to the extent arising from a Trigger Event or arising out of the acquisition, retention and disposal of the Shares acquired pursuant to the Option.

(b) The Company shall not be obliged to allot and issue any Shares or any interest in Shares pursuant to the exercise of the Option unless and until the Optionee has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against any liability the Company has to account to the Inland Revenue for any amount of, or representing, income tax and/or primary NICs (the “Option Tax Liability”), or the Optionee has made such other arrangement as in the opinion of the Company will ensure that the full amount of any Option Tax Liability will be recovered from the Optionee within such period as the Company may then determine.

(c) In the absence of any such other arrangement being made, the Company shall have the right to retain out of the aggregate number of shares to which the Optionee would have otherwise been entitled upon the exercise of an Option, such number of Shares as, in the opinion of the Company, will enable the Company to sell as agent for the Optionee (at the best price which can reasonably expect to be obtained at the time of the sale) and to pay over to the Company sufficient monies out of the net proceeds of sale, after deduction of all fees, commissions and expenses incurred in relation to such sale, to satisfy the Optionee’s liability under such indemnity.

11. Employer’s NICs. As a consideration of the grant of the Option under the Sub-Plan the Optionee has joined with the Company, or if and to the extent that there is a change in the law, any other company or person who is or becomes a secondary contributor for NIC purposes in respect of this Option (the “Secondary Contributor”) in making an election (in such terms and such form as provided in paragraphs 3A and 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992) which has been approved by the Inland Revenue (the “Joint Election”), for the transfer of the whole or any liability of the Secondary Contributor to Employer’s Class 1 NICs to the Optionee.

12. Data Protection.

(a) In order to facilitate the administration of the Sub-Plan, it will be necessary for the Company (or its payroll administrators) to collect, hold and process certain personal information about the Optionee and to transfer this data to certain third parties such as brokers with whom the Optionee may elect to deposit any share capital under the Sub-Plan. The Optionee consents to the Company (or its payroll administrators) collecting, holding and processing its personal data and transferring this data to the Company or any other third parties insofar as is reasonably necessary to implement, administer and manage the Sub-Plan.

(b) Where the transfer is to be to a destination outside the European Economic Area, the Company shall take reasonable steps to ensure that the Optionee’s personal data continues to be adequate protected and securely held.

(c) The Optionee understands that the Optionee may, at any time, view its personal data, require any necessary corrections to it or withdraw the consents herein in writing by .contacting the [Human Resources Department] of the Company (but acknowledges that without the use of such data it may not be practicable for the Company to administer the Optionee’s involvement in the Sub-Plan in a timely fashion or at all and this may be detrimental to the Optionee.

13. Entire Agreement; Governing Law. The Sub-Plan is incorporated herein by reference. The Plan, this Option Agreement and the Joint Election constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws but not the choice of law rules of California. The Joint Election is governed by the laws of England and Wales.

14. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.

(a) Optionee acknowledges receipt of a copy of the Sub-Plan and the Joint Election and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Sub-Plan and this Option in their entirety, has had an opportunity to obtain independent legal advice prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Sub-Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

This Stock Option Agreement has been executed and delivered as a deed on the date written above.

Signed as a Deed

by [insert name of Optionholder]

in the presence of:

Witness signature:

Name:

Address:

Occupation:

Signed as a Deed

by INCODE TELECOM GROUP, INC.

acting by the undermentioned person(s)

acting on the authority of the Company in

accordance with the laws of the territory

of its incorporation:

Authorised signatory

Authorised signatory

EXHIBIT A

UK SUB-PLAN OF THE 2001 STOCK OPTION PLAN

EXERCISE NOTICE

inCode Telecom Group, Inc.

4225 Executive Square

La Jolla, CA 92037

Attention:

1. Exercise of Option. Effective as of today,                     ,         , the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase                          shares of the Common Stock (the “Shares”) of inCode Telecom Group, Inc. (the “Company”) under and pursuant to the UK Sub-Plan of the 2001 Stock Option Plan (the “Sub-Plan”) and the Stock Option Agreement dated                     ,          (the “Option Agreement”).

2. Delivery of Payment. Optionee herewith delivers to the Company:

(i) the full purchase price of the Shares, as set forth in the Option Agreement;

(ii) the Option Tax Liability due in connection with the exercise of the Option or confirmation of arrangements whereby the Option Tax Liability will be paid; and

(iii) an executed Section 431 Election.

Payment of any Employer’s NIC liability will be paid in accordance with the terms of the Joint Election agreement dated                     ,          (the “Joint Election”).

3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Sub-Plan, the Option Agreement and the Joint Election and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 12 of the Sub-Plan.

5. Company’s Right of First Refusal. Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee’s lifetime or on the Optionee’s death by will or intestacy to the Optionee’s immediate family or a trust for the benefit of the Optionee’s immediate family shall be exempt from the provisions of this Section. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

(g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Stock of the Company to the general public, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

6. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

7. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

2

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER INCLUDING A MARKET STAND-OFF AGREEMENT BETWEEN THE CORPORATION AND THE ORIGINAL SHAREHOLDER THAT PROHIBITS SALE OR TRANSFER OF SUCH SHARES FOR A PERIOD OF UP TO 180 DAYS FOLLOWING THE DATE OF THE FINAL PROSPECTUS FOR THE INITIAL PUBLIC OFFERING OF THE ISSUER’S COMMON STOCK. THIS AGREEMENT IS BINDING UPON TRANSFEREES. A COPY OF THE AGREEMENT IS ON FILE WITH THE SECRETARY OF THE ISSUER.

(b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

9. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

10. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws but not the choice of law rules of California. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Option Agreement will continue in full force and effect.

11. Entire Agreement. The Sub-Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Sub-Plan, the Option Agreement, the Joint Election and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Exercise Notice has been executed and delivered as a deed on the date written above.

3

Signed as a Deed

by [insert name of Optionholder]

in the presence of:

Witness signature:

Name:

Address:

Occupation:

Signed as a Deed

by INCODE TELECOM GROUP, INC.

acting by the undermentioned person(s)

acting on the authority of the Company in

accordance with the laws of the territory

of its incorporation:

Authorised signatory

Authorised signatory

4

EXHIBIT B

Joint Election under s431 ITEPA 2003 for full or partial disapplication of

Chapter 2 Income Tax (Earnings and Pensions) Act 2003

One Part Election

1.	Between

the Employee	[insert name of employee]

whose National Insurance Number is	[insert NINO]

and

the Company (who is the Employee’s employer)	inCode Telecom Group, Inc.

of Company Registration Number	FC025211

2.	Purpose of Election

This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.	Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities	[insert number]

Description of securities	Common Stock of the Company

Name of issuer of securities	inCode Telecom Group, Inc.

to be acquired by the Employee after [dd/mm/yyyy] under the terms of the UK Sub-Plan of the Company’s 2001 Stock Option Plan.

4.	Extent of Application

This election disapplies S.431(1) ITEPA: All restrictions attaching to the securities.

5.	Declaration

This election will become irrevocable upon the later of its signing or the acquisition of employment-related securities to which this election applies.

In signing this joint election, we agree to be bound by its terms as stated above.

/ /
Signature (Employee)	Date

/ /
Signature (for and on behalf of the Company)	Date

Position in company

2

EXHIBIT C

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:	<<Name>>

COMPANY:	INCODE TELECOM GROUP, INC.

SECURITY:	COMMON STOCK

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

(a) Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with any legend required under applicable state securities laws.

(c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

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(d) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Optionee:

<< Name>>

Date:

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